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MICHAEL C. FINKELSTEIN, CPA
certified public accountants




                              May 8, 2003



U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC 20549

Gentlemen,

On March 26, 2003, this firm received a copy of Form 8-K - Current Report to be filed by Advanced Plant Pharmaceuticals, Inc. (SEC File # 000-28459, CIK # 0000943535) reporting an event dated, March 24, 2003. We have reviewed Item 4 - Changes in Registrant's Certifying Public Accountant of the Form 8-K.

We have no comments or disagreements with the statements made therein.

Yours truly,


/s/
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  Michael C.  Finkelstein , CPA